Exhibit 10.18

                                MERGER AGREEMENT


                  THIS AGREEMENT, dated as of March 22, 1996, among CARRIAGE FUNERAL SERVICES, INC., a Delaware corporation (the "Purchaser"), CARRIAGE FUNERAL SERVICES OF IDAHO, INC., an Idaho corporation (the "Acquisition Subsidiary"), MERCHANT FUNERAL HOME, INC., a Washington corporation ("MFHI"), COEUR D'ALENE, MEMORIAL GARDENS, INC., an Idaho corporation ("CDMGI"), LEWIS CLARK MEMORIAL PARK, INC., an Idaho corporation ("LCMPI") (MFHI, CDMGI and LCMPI are sometimes herein collectively called the "Companies" and individually referred to as a "Company"), ROBERT D. LARRABEE and I. RENEE LARRABEE, residents of Asotin County, Washington (the "Larrabees"), and LARRABEE LAND COMPANY, INC., an Idaho corporation ("LLC") (the Larrabees and LLC are sometimes together referred to herein as the "Shareholders");

                              W I T N E S S E T H:

                  WHEREAS, MFHI owns and operates the Merchant Funeral Home located at 1000 7th Street in Clarkston, Asotin County, Washington (the "Merchant Home"), the Richardson-Brown Funeral Home located at 750 Columbia Street in Pomeroy, Garfield County, Washington (the "Richardson-Brown Home") and the Mountain View Funeral Home located at 7th and Cedar in Lewiston, Nez Perce County, Idaho (the "Mountain View Home"); CDMGI owns and operates the Coeur d'Alene Memorial Chapel (the "Coeur d'Alene Home") and the Coeur d'Alene Memorial Gardens Cemetery (the "Coeur d'Alene Cemetery"), both located at 7315 No Government Way in Coeur d'Alene, Kootenai County, Idaho; and LCMPI owns and operates the Lewis Clark Memorial Park Cemetery located at 7th and Cedar in Lewiston, Nez Perce County, Idaho (the "Lewis Clark Cemetery") (the Merchant Home, the Richardson-Brown Home, the Mountain View Home and the Coeur d'Alene Home are collectively referred to herein as the "Homes", and the Coeur d'Alene Cemetery and the Lewis Clark Cemetery are collectively referred to herein as the "Cemeteries"); and

                  WHEREAS, the Larrabees own all of the issued and outstanding capital stock of each of MFHI and CDMGI, and LLC owns all of the issued and outstanding capital stock of LCMPI; and

                  WHEREAS, the parties desire that LCMPI, MFHI and CDMGI merge with and into the Acquisition Subsidiary in a statutory merger (the "Merger") to be consummated under the laws of the States of Idaho and Washington and the Plan of Merger among the Companies and the Acquisition Subsidiary attached hereto as Exhibit A (the "Plan of Merger"), under which the Acquisition Subsidiary shall be the surviving corporation; NOW, THEREFORE, the parties agree as follows:

                  1. REORGANIZATION AND MERGER.

                  1.1. THE MERGER. Simultaneously with the execution and delivery of this Agreement, the Plan of Merger shall be executed and delivered by the Purchaser, the Acquisition Subsidiary and the Companies. Subject to the terms and conditions set forth in this Agreement and in the Plan of Merger, at the Effective Time of the Merger (as defined in the Plan of Merger), the Companies shall be merged with and into the Acquisition Subsidiary in accordance with the laws of the States of Idaho and Washington and the Plan of Merger. The corporation surviving the Merger is sometimes herein referred to as the "Surviving Corporation."

                  1.2. SS.368 REORGANIZATION. It is the intention of the parties that the Merger constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with Section 368(a)(2)(D) of the Code. The parties agree to file all of their respective tax returns and reports in a manner consistent with such intention, and to not take any filing position in a manner inconsistent with such intention unless compelled to do so by court order or administrative decree. Each party agrees to furnish such information and take such action as may be reasonably requested of the other party in connection with the foregoing (which action shall not include any change in the commercial terms of the Merger and the other transactions incident thereto). In no event, however, shall the Purchaser or the Surviving Corporation be required to incur any out-of-pocket expenses in defending such position or providing such information or taking such action, nor shall the foregoing constitute a warranty or guaranty that the Merger will in fact constitute such a reorganization.

                  1.3. SHAREHOLDER CONSENT; WAIVER OF DISSENTERS' RIGHTS. Each Shareholder, in its, his or her capacity as a shareholder of each Company (as applicable), and the Purchaser, in its capacity as a shareholder of the Acquisition Subsidiary, hereby (i) consent to the Merger pursuant to Idaho Code ss.30-1-73 and Washington Revised Code ss.23B.11.030, as applicable, and (ii) irrevocably and unconditionally waive all dissenters' and other similar rights with respect to the Pre-closing Merger and the Merger under and pursuant to Idaho Code ss.30-1-80 and Washington Revised Code ss.23B.13.020, as applicable.

                  1.4. FURTHER ASSURANCES. The Shareholders agree to execute and deliver from time to time after the Effective Time of the Merger, at the reasonable request of the Purchaser, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as the Purchaser may reasonably require to more effectively carry out the terms and provisions of the Merger and the other transaction contemplated by this Agreement.

                  2. THE CLOSING.

                  2.1. TIME AND PLACE. The Closing of the Merger (the "Closing") shall occur at the offices of Jack Curtin, 2517 17th Street, Suite C, Lewiston, Idaho 83501, at 9:00 a.m. on March 22, 1996, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than March 31, 1996. The date and time of the Closing is herein called the "Closing Date". At the Closing, the Shareholders shall surrender for cancellation pursuant to the Merger all certificates representing their respective shares of capital stock of each Company against receipt from the Purchaser of the Merger Consideration (as defined in the Plan of Merger). All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  2.2. RELATED TRANSACTIONS. In addition to the Merger, at the Closing the following transactions shall occur:

                  (i)Simultaneously with the execution and delivery of this Agreement, the Acquisition Subsidiary, as purchaser, and the Shareholders and Larrabee Investments, L.L.C., an Idaho limited liability company, as sellers (the "Real Property Sellers"), are entering into a Real Property Purchase Agreement of even date herewith (the "Real Property Purchase Agreement") providing for (among other things) the purchase and sale of all of the real property on which the Merchant Home is situated, a portion of the real property on which the Mountain View Home/Lewis Clark Cemetery and the Coeur d'Alene Home/Coeur d'Alene Cemetery are situated. The closing of the transactions under the Real Property Purchase Agreement shall occur on the Closing Date substantially simultaneously with the Effective Time of the Merger hereunder.

                  (ii)The Acquisition Subsidiary and Lisa Larrabee ("Lisa") shall each execute and deliver to the other a Non-Competition Agreement to be dated the Closing Date and in substantially the form of Exhibit B hereto (the "Non-Competition Agreement").

                  (iii)The Acquisition Subsidiary, on the one hand, and each of Robert D. Larrabee ("Robert") and Lisa, on the other, shall each execute and deliver a separate Employment Agreement to be dated the Closing Date and in substantially the forms of Exhibits C-1 and C-2 hereto, respectively (collectively, the "Employment Agreements").

                  (iv)The Acquisition Subsidiary shall establish its Carriage Partners Program for Northern Idaho and Eastern Washington in substantially the form of Exhibit D hereto (the "Program"), and Robert shall become a Participant in the Program in accordance with the terms thereof.


                  3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders jointly and severally represent and warrant to and agree with the Purchaser and the Acquisition Subsidiary that:

                  3.1. TITLE TO SHARES. The Larrabees are currently the owners and holders, beneficially and of record, of all of the issued and outstanding shares of capital stock of each of MFHI and CDMGI, and the Larrabees have good and marketable title to all of such issued and outstanding shares, free and clear of any and all liens, encumbrances, pledges, security interests, mortgages or claims of any other person (collectively, the "Liens"). LLC is currently the owner and holder, beneficially and of record, of all of the issued and outstanding shares of capital stock of LCMPI, the LLC has good and marketable title thereto, free and clear of all Liens.

                  3.2. ORGANIZATION AND EXISTENCE. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation as shown in the recitals, and each has all requisite corporate power to enter into and perform its obligations under this Agreement and to carry on its business as now conducted. The Shareholders have delivered to the Purchaser complete and correct copies of the respective Articles of Incorporation, certified by the Secretary of State of its incorporation, and Bylaws, certified by its Secretary, of each Company, all as in effect on the date hereof.

                  3.3. CAPITALIZATION. The authorized capital stock of (i) MFHI consists of 1,000 shares of Common Stock, $100.00 par value, of which 500 shares are issued and outstanding and held by the Larrabees, (ii) CDMGI consists of 100,000 shares of

Common Stock, $1.00 par value, of which 1,000 shares are issued and outstanding and held by the Larrabees, and (iii) LCMPI consists of 10,000 shares of Common Stock, no par value, of which one hundred fifty (150) shares are issued and outstanding and held by LLC. All such issued and outstanding shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. No such shares of capital stock are held by any Company as treasury stock. No Company has any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock. There are no shareholders, buy-sell, voting or other similar agreements or commitments affecting the voting or transferability of any such shares. From the date hereof through the Closing Date, the Shareholders will not, and will not cause or permit any Company to, issue or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of such Company.

                  3.4. NO SUBSIDIARIES. No Company has any subsidiaries or any investment or ownership interest in any corporation, joint venture or other business enterprise.

                  3.5. FINANCIAL INFORMATION. The Shareholders have delivered to the Purchaser the (i) unaudited Profit and Loss Statements of MFHI for the respective twelve-month periods of operations ended June 30, 1993-95, (ii) the unaudited balance sheet and general ledger of CDMGI at and for the period ended November 30, 1995, and (iii) the unaudited Profit and Loss Statements of LCMPI for the respective twelve-month periods of operations ended June 30, 1993-95. All such financial statements are true and correct, have been prepared in accordance with the books and records of each respective Company, and present fairly the financial positions of each respective Company at the dates indicated and the results of their respective operations for the periods then ended in accordance with the federal income tax basis of accounting applied on a consistent basis. The Homes collectively performed the number of adult funeral services for each of the twelve-month periods indicated below:


                                       TWELVE MONTHS ENDED DECEMBER 31,
                                 -----------------------------------------------
  HOME                           1993                 1994                  1995
  ----                           ----                 ----                  ----
Merchant                         192                  213                    167
Richardson-Brown                 35                    32                    45
Mountain View                    80                    89                    107
Coeur d'Alene*                   82                    86                    93
 *December 31

The Coeur d'Alene Cemetery consists of approximately 19.38 acres, of which approximately 12 acres have been developed, platted and dedicated for cemetery use, having at least 1,738 unsold individual grave spaces and 204 unsold niches. The Lewis Clark Cemetery consists of approximately 22.5 acres, of which approximately 5 acres have been developed, platted and dedicated for cemetery use, having at least 1,099 unsold individual grave spaces, 60 unsold niches, 33 unsold mausoleum crypts, 0 unsold lawn crypts and 2,318 D/D spaces. Each Cemetery performed at least the number of interments for each of the twelve-month periods indicated below:

                                    TWELVE MONTHS ENDED DECEMBER 31,
                                ------------------------------------------------
CEMETERY                        1993                  1994                  1995
- --------                        ----                  ----                  ----
Coeur d'Alene                    106                  126                    129
Lewis Clark                      153                  187                    181


                  3.6. REAL PROPERTY. (a) Schedule 3.6 attached hereto sets forth a legal description of all parcels of real property on which each Home and each Cemetery is located or used in its business (the "Real Property") and also briefly describes each building and major structure and improvement thereon. No person other than the Real Property Purchasers has any ownership, leasehold or other interest of any kind in the Real Property. The Real Property collectively constitute all of the interests in real property used in the conduct of the business of the Homes and the Cemeteries as presently conducted. To the knowledge of the Shareholders, all of the buildings, structures and improvements located on the Real Property are in good operating condition, ordinary wear and tear excepted. To the Shareholders' knowledge, none of such buildings, structures or improvements, or the operation or maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation or violates any restrictive covenant or any provision of law, the effect of which would interfere with or prevent their continued use for the purposes for which they are now being used. There is not pending nor, to the knowledge of any Shareholder, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof.

                  (b) To the Shareholders' knowledge, no toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto or from the Real Property, nor to the knowledge of the Shareholders, have any such materials or wastes been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. To the knowledge of the Shareholders, the Real Property is not now, and will not be in the future as a result of its condition at or prior to Closing, subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. To the knowledge of the Shareholders, the Real Property does not contain any asbestos, polychlorinated byphenyls, urea, formaldehyde, lead based paint, radon gas or underground storage tanks, except (i) for substances used in the ordinary course of the operation of the Homes and the Cemeteries that are properly used, stored and disposed of in accordance with applicable legal requirements, and (ii) as described on Schedule 3.6(b).

         (c) To the Shareholders' knowledge, none of the Real Property is located within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

         (d) All bills and other payments due with respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

                  3.7. TITLE TO AND STATUS OF PROPERTIES. All assets, rights and properties utilized in the conduct of the business of the Homes and the Cemeteries are owned by the Companies, other than the real property on which the Homes and the Cemeteries are situated, which are leased to the Companies under valid leases which are currently in effect. Except as aforesaid, none of such assets, rights or properties is subject to any lease or license. Each Company is in actual possession and control of all properties owned by it, and has good and marketable title to all of its assets, rights and properties, including without limitation, all properties and assets reflected in the financial statements described in Section 3.5, free and clear of all Liens, except for Liens to be discharged and released at or prior to Closing.

                  3.8. ABSENCE OF CHANGES OR EVENTS. Since June 30, 1995, there has not been:

                  (i) any adverse change in the financial condition, operations, business, properties or prospects of any Company or of any Home or either Cemetery;

                  (ii) any change in the authorized capital or outstanding securities of any Company;

                  (iii) any capital stock, bonds or other securities which any Company has issued, sold, delivered or agreed to issue, sell or deliver, nor has any Company granted or agreed to grant any options, warrants or other rights calling for the issue, sale or delivery thereof;

                  (iv) any borrowing or agreement by any Company to borrow any funds, nor has any Company incurred, or become subject to, any absolute or contingent obligation or liability, except trade payables incurred in the ordinary course of business;

                  (v) any declaration or payment of any bonus or other extraordinary compensation to any employee of any Company;

                  (vi) any hiring, firing, reassignment or other change in any key personnel of any Company;

                  (vii) any sale, transfer or other disposition of, or agreement to sell, transfer or otherwise dispose of, any of the inventories or other assets or properties of any Company, except in the ordinary course of business;

                  (viii) any damage, destruction or losses against any Company or any waiver any rights of material value to any Company;

                  (ix) any labor strike or labor dispute, or the entering into of any collective bargaining agreement, with respect to employees of any Company;

                  (x) any claim or liability for any material damages for any actual or alleged negligence or other tort or breach of contract against or affecting any Company;

                  (xi) any new competitor that has, to the Shareholders' knowledge, built, commenced to build or announced intentions to build a funeral home, mortuary or cemetery in direct competition with any Home or either Cemetery; or

                  (xii) any other transaction or event entered into or affecting any Company other than in the ordinary course of the business.

                  3.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the financial statements described in Section 3.5, no Company has any, and none of their respective assets or properties are subject to any, liabilities or obligations of any kind or nature, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of each Company's business since the date of such financial statements.

                  3.10. TAX MATTERS. All federal, state, county, local and other taxes due and payable by any Company on or before the date of this Agreement have been paid or are adequately provided for in such Company's books and records. Each Company has filed all tax returns and reports required to be filed by it with all taxing authorities, other than the federal income tax return of CDMGI for the period ended December 31, 1994 (which shall be filed on or before April 15, 1996 and, in any event, shall be governed by section 12.1), and all such tas returns and reports are true, complete and correct. True and correct copies of the federal, state and local income tax returns filed by the Companies for each of their last three taxable years have been furnished to the Purchaser. No assessments of deficiencies have been made against any Company which are presently pending or outstanding. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability against any Company with respect to any prior taxable period which has not been audited by the Internal Revenue Service or which has not been closed by applicable statute. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any income tax return of any Company for any period.

                  3.11. INVENTORY. The inventories reflected in the financial statements described in Section 3.5, and all items placed in inventory since the date thereof, are (i) accounted for in accordance with the federal income tax basis of accounting applied on a consistent basis, and (ii) saleable or usable in the ordinary course of business of each Company at usual and customary prices, subject to normal returns and markdowns consistent with past practice. At the Closing, the Shareholders shall deliver to the Purchaser a list, certified by the Shareholders to be complete and correct, of all of the inventory of each Company as of the Closing Date.

                  3.12. FIXED ASSETS. Schedule 3.12 lists all motor vehicles and all other material items of equipment, fixtures, furniture and other fixed assets owned by the Companies. To the Shareholders' knowledge, all such items are in good and operating condition and repair, ordinary wear and tear excepted.

                  3.13. CONTRACTS AND COMMITMENTS. Schedule 3.13 hereto sets forth a complete description of:

                  (i) all loan, credit and similar agreements to which any Company is a party or by which it is bound, and all notes or other evidences of indebtedness of, or agreements creating any Lien on any property of, any Company;

                  (ii) all employment contracts, noncompetition agreements and other agreements relating to the employment of any employees of any Company;

                  (iii) all contracts and agreements affecting any Company which do not terminate or are not terminable by such Company upon notice of 30 days or less or which involve an obligation on its part in excess of $1,000 per annum or $5,000 in the aggregate; and

                  (iv) all other contracts and commitments of the Companies entered into outside the ordinary course of business (other than this Agreement).

                  Each contract and commitment described on Schedule 3.13 is valid and in full force and effect, and neither the Company which is a party thereto, nor, to the knowledge of the Shareholders, any of the other parties thereto, are in default thereunder. The Shareholders have furnished to the Purchaser a true and correct copy of each document listed on Schedule 3.13.

                  3.14. PRENEED CONTRACTS AND TRUST ACCOUNTS. Schedule 3.14 hereto accurately and completely lists, as of the date of this Agreement (i) all preneed contracts of the Companies unfulfilled as of the date hereof, including contracts for the sale of funeral and cemetery merchandise and services, and
(ii) all trust accounts relating to the Homes and the Cemeteries, whether for preneed obligations or perpetual care, indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 3.14
(x)
have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser, (y) are subject to the rules and regulations of the applicable Company as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and no Company nor such customer is in default thereunder. All funds received by the Companies under preneed contracts or for perpetual care have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The aggregate market value of the preneed accounts, trusts or other deposits is equal to or greater than the aggregate preneed liability related to such accounts, except to the extent described in section 12.5. The services heretofore provided by each Company have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

                  3.15. TRADEMARKS, ETC.. No Company owns or has applied for any patents, patent applications, patent licenses, trademarks, trademark applications or trademark or trademark licenses (collectively, "Intangible Rights"), except as described on Schedule 3.15. Each Company owns or possesses valid rights or adequate licenses for all of such Intangible Rights as are necessary to the conduct of the business of the Homes and the Cemeteries as presently conducted. No Company is charged with infringement of any Intangible Rights of any other person, nor does any Shareholder know of any such infringement, whether or not claimed by any person.

                  3.16. INSURANCE. Each Company maintains such policies of insurance in such amounts, and which insure against such losses and risks, as are generally maintained for comparable businesses and properties. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

                  3.17. LICENSES, PERMITS, ETC. Schedule 3.17 hereto correctly and completely lists all licenses, franchises, permits, certificates, consents, rights and privileges issued to or held by each Company, which are all that are necessary or appropriate for the operation of the Homes and the Cemeteries as presently operated. All such items are in full force and effect.

                  3.18. LITIGATION. As of the close of business on the day immediately preceding the Closing Date, there shall be no claims, actions, suits, proceedings or investigations pending or, to the knowledge of any Shareholder, threatened against or affecting any Company or any of the assets or properties of any Company, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. No Company is subject to any continuing court or administrative order, writ, injunction or decree, nor is any Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                  3.19. COMPLIANCE WITH LAWS. Each Company has complied and is in compliance in all material respects with all federal, state, municipal and other statutes, rules, ordinances, and regulations applicable to such Company, the operation of the Homes and the Cemeteries, and such Company's assets, rights and properties (including without limitation all environmental protection and occupations safety and health rules, regulations and laws, and laws and regulations applicable to preneed contracts and trust accounts, including the so-called "FTC Funeral Rule").

                  3.20. EMPLOYEES. Schedule 3.20 hereto correctly and completely lists the names and monthly or hourly rates of salary and other compensation of all the employees and agents of each Company. Schedule 3.20 also sets forth the date of the last salary increase for each employee listed thereon, the outstanding balances of all loans and advances, if any, made by any Company to any employee or agent thereof, and the number of vacation days or other time off to which each such employee is then eligible to take. At Closing, the Shareholders will cause each Company to pay or satisfy all vacation, holiday and other accrued benefits to employees of the Homes and the Cemeteries which are then outstanding. There are not pending or, to the knowledge of any Shareholder, threatened against any Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of any Company. No Shareholder is aware of the existence of any serious health condition of any key management personnel of any Home or either Cemetery that might impair any such person's ability to carry on his or her normal duties into the foreseeable future after the Closing. The Shareholders believe that the relations between each Company and its employees are good.

                  3.21. EMPLOYEE BENEFIT PLANS. Schedule 3.21 describes all plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) maintained by any Company providing benefits to any employees or former employee of any Company (collectively, the "Plans"). The Shareholders have delivered to the Purchaser true and correct copies of all documents embodying the Plans, and all determination letters from the Internal Revenue Service regarding Plans required to be qualified under the Code. All obligations of the Companies under the Plans have been fully paid and fully funded. All necessary governmental approvals have been obtained for all Plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and have been qualified under Section 401 of the Code, and each trust established for any Plan is exempt from federal income taxation under Section 501(a) of the Code. With respect to any such Plan or any other "employee welfare plan" (as defined in ERISA) maintained by the Companies, there has been no (i) "reportable event" as defined in Section 4043 of ERISA, or (ii) event described in Section 4062(e) or 4036(a) of ERISA.

                  3.22. AFFILIATED PARTY TRANSACTIONS. Each Company, the Homes and the Cemeteries have been operated and are being operated in a manner separate from the personal and other business activities of the Shareholders and their affiliates, and no Company nor any of their respective assets are subject to any affiliated party commitments or transactions.

                  3.23. BOOKS AND RECORDS. All books and records of the Companies are true, correct and complete each have been maintained by them in accordance with good business practice and in accordance with all laws, regulations and other requirements applicable to each Company. The corporate records of each Company reflect a true record of all meetings and proceedings of the Board of Directors and the shareholders of such Company.

                  3.24. FINDERS. Except as described in Section 13.1, no Company nor any Shareholder is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  3.25. AUTHORITY OF THE SHAREHOLDERS. Each Shareholder has the full right, capacity and authority to enter into and perform this Agreement and the other documents to be executed by such Shareholder as provided in this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by LLC of this Agreement have been duly authorized by its Board of Directors. This Agreement constitutes, and upon execution and delivery by each Shareholder, each of such other documents will constitute, the legal, valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms. Neither the execution, delivery nor performance of this Agreement or any of such other documents, nor the consummation of the transactions contemplated hereby or thereby, will: (i) result in a violation or breach of any term or provision of, constitute a default or acceleration under, require notice to or consent of any third party to, or result in the creation of any Lien by virtue of (x) the Articles of Incorporation or Bylaws of any Company or LLC, or (y) any contract, agreement, lease, license or other commitment to which any Company or any Shareholder is a party or by which such Company or such Shareholder or his, her or its respective assets or properties are bound; nor
(ii) violate any statute or any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  3.26. AUTHORITY OF THE COMPANIES. The execution, delivery and performance by the Companies of this Agreement have been duly authorized by their respective Boards of Directors. This Agreement is legally binding and enforceable against each Company in accordance with its terms. Neither the execution, delivery nor performance by the Companies of this Agreement will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the respective Articles of Incorporation or Bylaws of any Company or any indenture, mortgage, deed of trust or other contract or agreement to which any Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  3.27. ACQUISITION OF SERIES D SHARES. The Series D Shares (as defined in the Plan of Merger) to be acquired by the Larrabees pursuant to the Merger will be acquired by them for investment purposes only and not with the present intention or view to, or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended. The Larrabees understand that such Series D Shares will not be registered under such Securities Act or any state securities or blue sky laws, that transferability of such Series D Shares will be restricted in accordance with applicable state and federal securities laws, and that a

                                      -15-

restrictive legend to such effect will be inscribed on each certificate representing such Series D Shares. Prior to the Closing, the Larrabees will have had full opportunity to receive such information and ask such questions of representatives of the Purchaser concerning the Purchaser, its subsidiaries and their business, operations, assets and prospects, and concerning an investment in the Series D Shares, as they will then have deemed appropriate in order to make an informed investment decision with respect to the Series D Shares.

                  3.28. FULL DISCLOSURE. The Shareholders are not aware, and after the exercise of reasonable diligence should not be aware, that the representations and warranties made by the Shareholders hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto or thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  3.29. SCHEDULES. The Schedules referred to in this Section 3 have been prepared as of the date hereof in a separate binder or volume contemporaneously with the execution of this Agreement, and have been signed for identification by the Shareholders.

                  4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE ACQUISITION Subsidiary. The Purchaser and the Acquisition Subsidiary jointly and severally represent and warrant to and agree with the Shareholders that:

                  4.1. ORGANIZATION AND EXISTENCE. The Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents to which it is a party, including the issuance and delivery of the Series D Shares to the Larrabees as provided in the Plan of Merger. The Purchaser has delivered to the Shareholders complete and correct copies of the Certificate of Incorporation and Bylaws of the Purchaser and the Articles of Incorporation and Bylaws of the Acquisition Subsidiary, both as in effect on the date hereof.

                                      -15-

                  4.2. AUTHORITY. The execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agreement and the documents contemplated in this Agreement to be executed and delivered by them have been duly authorized by their respective Boards of Directors. This Agreement is, and upon their execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary and enforceable against each of them in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser or the Acquisition Subsidiary of this Agreement or any such other document will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser or the Articles of Incorporation or Bylaws of the Acquisition Subsidiary, or under any indenture, mortgage, deed of trust or other contract or agreement to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                  4.3. FINDERS. Neither the Purchaser nor the Acquisition Subsidiary is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against either of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                  5. COVENANTS OF THE COMPANIES AND THE SHAREHOLDERS PENDING CLOSING. The Companies and the Shareholders covenant and agree with the Purchaser that:

                  5.1. CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the business of each Company will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, no Company will, and the Shareholders will not cause or allow any Company to:

                  (i) cancel or permit any insurance to lapse or terminate, unless renewed or replaced by like coverage;

                  (ii) amend or otherwise modify its Articles of Incorporation or Bylaws;

                  (iii) take any action described in Section 3.8;

                  (iv) enter into any contract, agreement or other commitment of the type described in Section 3.13;

                                      -17-

                  (v) hire, fire, reassign or make any other change in key personnel of any Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on
         Schedule 3.20; or

                  (vi) take any other action which would cause any of the representations and warranties made in Section 3 hereof not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if the same had been made on and as of the Closing Date.

                  5.2. ACCESS TO INFORMATION. Prior to Closing, each Company will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of such Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the affairs of the Companies, the Homes and the Cemeteries.

                  5.3. CONSENTS AND APPROVALS. The Companies and the Shareholders will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

                  5.4. NO SHOP. For so long as this Agreement remains in effect, no Company nor any Shareholder shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of any Company or any other sale of any Company (whether by merger, consolidation, sale or stock or otherwise), other than with the Purchaser and the Acquisition Subsidiary as contemplated in this Agreement.

                  5.5. COMPANY LIABILITIES. At or prior to the Closing, the Shareholders shall cause to be paid and discharged in full all liabilities and obligations of the Companies, including (but not limited to) indebtedness for borrowed money, indebtedness secured by Liens against any assets or properties of any Company, accounts and trade payable, accrued liabilities, federal, state and local taxes, any liabilities under suits, claims, judgments or orders then pending or any other liability or obligation of any Company attributable to the operation of the its business prior to Closing (collectively, "Unassumed

Liabilities"), excluding obligations under preneed contracts for which the full amount has been deposited in trust as required under applicable law (and unfunded preneed liabilities as described in Section 12.5). Any Unassumed Liabilities remaining unpaid after the Closing shall be subject to indemnification under Section 10.1.

                  6. COVENANTS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY PENDING CLOSING. The Purchaser and the Acquisition Subsidiary jointly and severally covenant with the Shareholders that:

                  6.1. CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary will use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated in this Agreement.

                  6.2. CONFIDENTIALITY. Prior to the Closing, the Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Companies from any representative, officer, director or employee of the Companies, including their accountants or legal counsel, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement, except that the Purchaser may disclose such information to its outside attorneys and accountants and to its lender, provided that the Purchaser shall remain responsible to the Companies for any unauthorized disclosure thereof by such attorneys, accountants or lender. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall disclose such data or information to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, the Purchaser shall return to the Companies all written data and information obtained by the Purchaser from the Companies or its representatives in connection with the transactions contemplated by this Agreement.

                  7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND THE ACQUISITION SUBSIDIARY. The obligations of the Purchaser and the Acquisition Subsidiary under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Purchaser in writing:

                  7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Shareholders in Section 3 hereof; the representations and warranties made by the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Companies and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Shareholders and an executive officer of each Company, to the effect of the foregoing provisions of this Section 7.1.

                  7.2. OPINION OF COUNSEL. The Shareholders shall have caused to be delivered to the Purchaser an opinion of Jack Curtin, counsel for the Companies and the Shareholders, dated the Closing Date, to the effect that:

                  (i) Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation (as specified in such opinion), with full corporate authority to enter into and perform its obligations under this Agreement and the Plan of Merger;

                  (ii) All of the issued and outstanding shares of capital stock of each Company are fully paid and nonassessable;

                  (iii) to the knowledge of such counsel, after due inquiry, there are no outstanding subscriptions, options or other agreements or commitments obligating any Company to issue any shares of its capital stock or securities convertible into shares of its capital stock;

                  (iv) the Shareholders are the record and beneficial owners of all of the issued and outstanding shares of capital stock of each Company, free and clear of any and all Liens, and the Shareholders have full capacity to enter into and perform their obligations in accordance with this Agreement;

                  (v) the execution, delivery and performance by each Company of this Agreement has been duly authorized and approved by all necessary corporate action required on the part of such Company;

                  (vi) this Agreement and the Plan of Merger have been duly and validly executed and delivered by each Company; and this Agreement and the Plan of Merger constitute the valid and binding obligation of each Company enforceable against them in accordance with its terms;

                  (vii) this Agreement and the other documents to be executed and delivered hereunder by the shareholders (as shall be specified in such opinion) have been duly and validly executed and delivered by the Shareholders, and this Agreement and such other documents constitute the valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms;

                  (viii) neither the execution, delivery or consummation of the transactions contemplated by this Agreement, the Plan of Merger or any of such other documents will (x) result in the breach of or constitute a default under the Articles of Incorporation or Bylaws of any Company or LLC, or any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which either any Company or any Shareholder is a party or by which they or their respective assets are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body;

                  (ix) no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is ncessary or required in connection with the execution and delivery by the Companies and the Shareholders of this Agreement, the Plan of Merger or any of such other documents; and

                  (x) to the knowledge of such counsel after due inquiry, there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting any Company or any of its assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

Such opinion may, as to matters of fact, be given in reliance upon certificates of the Shareholders and officers of LCMPI and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Idaho.

                  7.3. CONSENTS AND APPROVALS. The Companies and the Shareholders shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  7.4. NO LOSS OR DAMAGE. Prior to the Closing there shall not have occurred any loss or damage to the physical assets and properties of the Companies or the real property or improvements on which the Homes and the Cemeteries are situated (regardless of whether such loss or damage was insured), the effect of which would have a material adverse effect on the condition, business, operations or prospects of the Companies, any Home or either Cemetery.

                  7.5. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be subject to the approval of counsel for the Purchaser and the Acquisition Subsidiary, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have requested.

                  7.6. PRE-ACQUISITION REVIEW. The Purchaser and its representatives shall have completed a pre-acquisition review of the financial information, books and records, and properties and assets of the Companies, the Homes and the Cemeteries, and shall have discovered no change in the business, assets, operations, financial condition or prospects of any Company, any Home or any Cemetery which could, in the sole determination of the Purchaser, have a material adverse effect on the value to the purchaser of the business, assets, financial condition or prospects of the Companies, the Homes or the Cemeteries.

                  7.7. RELATED TRANSACTIONS. All conditions precedent to the Acquisition Subsidiary's obligations to closing under the Real Property Purchase Agreement shall have been satisfied or waived by it, and such closing shall have occurred substantially simultaneously with the Closing under this Agreement; Lisa shall have executed and delivered to the Acquisition Subsidiary the Non-Competition Agreement and her Employment Agreement; and Robert shall have executed and delivered to the Acquisition Subsidiary his Employment Agreement and a plan adoption agreement as provided for under the Program.

                  7.8. ENVIRONMENTAL, OSHA AND STRUCTURAL REPORTS. There shall have been conducted, at the Purchaser's expense, (i) a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of the Homes and the Cemeteries, including the real property on which they are situated, by an environmental consulting firm selected by Purchaser, (ii) a health and safety inspection of the Homes and the Cemeteries by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service and cemetery industries, and (iii) a structural inspection of the Homes and all structures located at the Cemeteries by an engineering firm selected by the Purchaser. The Shareholders agree to take the action (and pay any costs in connection therewith) as may be reasonably recommended by such firms and/or persons, up to $15,000 in the aggregate. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action, if any, taken by Shareholders, regardless of the cost, in response thereto) shall be satisfactory to Purchaser in its sole discretion.

                  7.9. TITLE INSURANCE. The Acquisition Subsidiary shall have received, at the Shareholders' expense, one or more Owners Policies of Title Insurance (with respect to the Real Property) to be issued to the Surviving Corporation in agreed-upon amounts, by one or more title companies with offices mutually designated by the parties (collectively, the "Title Company"), insuring the Surviving Corporation's fee interests in each parcel of Real Property subject only to any standard printed exceptions included in a Washington or Idaho (as applicable) standard form Policy of Title Insurance. Such policies shall have deleted any exception regarding restrictions, any standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", and any standard exception for taxes shall be limited to the year in which the Closing occurs.

                  7.10. SURVEY. The Acquisition Subsidiary shall have received, at its own expense, an ALTA/ASCM survey prepared by a licensed surveyor approved by the Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with any applicable standards under Washington or Idaho (as applicable) law, be sufficient for the Title Company to delete any survey exception contained in the title insurance policy referred to in Section 7.9, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to Purchaser.

                  7.11. FINANCING COMMITMENT. The Purchaser shall have received from Provident Services, Inc. ("Provident") or another financial institution acceptable to it a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing in order to provide the portion of the Merger Consideration (as defined in the Plan of Merger) not furnished by the Purchaser or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing.

                  7.12. LIEN RELEASES. The holders of the Liens against any assets of any Company shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and Provident. If there will remain after the Closing any Liens securing borrowed money indebtedness against any of the Leased Real Property, then the holders of such Liens, the Acquisition Subsidiary and Provident shall have entered into a subordination, non-disturbance and attornment agreement in form and substance acceptable to them.

                  7.13. OTHER MANAGEMENT ARRANGEMENTS. The Shareholders shall have identified to the Purchaser such other personnel of the Homes and the Cemeteries (in addition to Robert and Lisa) as may be key to the continued effective management and operation of the Homes and the Cemeteries after the Closing, and the Purchaser shall have entered into mutually satisfactory arrangements regarding the continued employment of such personnel at the Homes and the Cemeteries following the Closing.

                  8. CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND THE SHAREHOLDERS. The obligations of the Companies and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Shareholders in writing:

                  8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS PERFORMED. The Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser and the Acquisition Subsidiary in Section 4 hereof; the representations and warranties made by the Purchaser and the Acquisition Subsidiary herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser and the Acquisition Subsidiary shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Shareholders shall have received a certificate, signed by an executive officer of each of the Purchaser and the Acquisition Subsidiary, to the effect of the foregoing provisions of this Section 8.1.

                  8.2. OPINION OF COUNSEL. The Purchaser shall have caused to be delivered to the Shareholders an opinion of Snell &

Smith, A Professional Corporation, counsel for the Purchaser and the Acquisition Subsidiary, to the effect that:

                  (i) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Purchaser (as shall be specified in such opinion); and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the other documents contemplated herein to be executed and delivered by the Acquisition Subsidiary (as shall be specified in such opinion);

                  (ii) the execution, delivery and performance by the Purchaser and the Acquisition Subsidiary of this Agreement and such other documents have been duly authorized and approved by all necessary corporate action required on their part;

                  (iii) this Agreement is, and upon execution and delivery as herein provided such other documents will be, valid and binding upon the Purchaser and the Acquisition Subsidiary, enforceable against the Purchaser and the Acquisition Subsidiary in accordance with their respective terms;

                  (iv) neither the execution, delivery or performance by the Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or Bylaws of the Purchaser, the Articles of Incorporation or Bylaws of the Acquisition Subsidiary or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which the Purchaser or the Acquisition Subsidiary is a party or by which they or their respective properties are bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and 8.1.14.1. no authorization, approval or consent of or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery By the Purchaser or the Acquisition Subsidiary of this Agreement or any of such other documents, or the performance of its obligations hereunder or thereunder.

Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and the Acquisition Subsidiary, and on certificates of public officials, copies of which shall be provided to the f Shareholders at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the General Corporation Law of the State of Delaware and the internal laws of the State of Texas.

                  8.3. CONSENTS AND APPROVALS. The Purchaser and the Acquisition Subsidiary shall have obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                  8.4. RELATED TRANSACTIONS. All conditions precedent to the obligations of the Real Property Sellers to closing under the Real Property Purchase Agreement shall have been satisfied or waived by them, and such closing shall have occurred substantially simultaneously with the Closing under this Agreement; the Acquisition Subsidiary shall have executed and delivered the Non-Competition Agreement and Lisa's Employment Agreement to Lisa, and shall have executed and delivered to Robert his Employment Agreement; and the Acquisition Subsidiary shall have established the Program and executed and delivered to Robert his plan adoption agreement thereunder.

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  9.1. NATURE OF STATEMENTS. All statements contained in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

                  9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

                  10. INDEMNIFICATION.

                  10.1. INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser and (following the Effective Time of the Merger) the Surviving Corporation, and their respective successors and assigns, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by any Company or any Shareholder of any covenant or agreement of the Companies or the Shareholders contained in this Agreement, (ii) any breach of warranty or representation made by any Shareholder herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of any Company or any Shareholder pursuant hereto, (iii) any Unassumed Liability (as defined in Section 5.5) of any Company of any kind or nature, whether absolute or contingent, known or unknown, to the extent not paid or discharged prior to the Effective Time of the Merger, and
(iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                  10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser and the Acquisition Subsidiary jointly and severally agree to indemnify and hold harmless the Shareholders and their heirs and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser or the Acquisition Subsidiary of any covenant or agreement of the Purchaser or the Acquisition Subsidiary contained in this Agreement, (ii) any breach of warranty or representation made by the Purchaser or the Acquisition Subsidiary herein or in any certificate or other instrument delivered by or on behalf of the Purchaser or the Acquisition Subsidiary pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.


                  10.3. THIRD PARTY CLAIMS. If any third person asserts a claim against a party entitled to indemnification hereunder ("indemnified party") that, if successful, might result in a claim for indemnification against another party hereunder ("indemnifying party"), the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expenses, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  10.4. CERTAIN LIMITATIONS. The Purchaser agrees that (i) any claim under Section 10.1(ii), insofar as the same relates to the representations and warranties of the Shareholders under Section 3 (other than Sections 3.1 through 3.4, 3.7 and 3.24 through 3.27 and 3.29) must be asserted, if at all, on or before the second anniversary of the Closing Date, and (ii) the Purchaser shall not be entitled to indemnification under Section 10.1(i) and (ii) (or clause (iv), insofar as the same relates to clauses (i) and (ii)), until such time as the aggregate amount of all such claims of the Purchaser equal or exceed $5,000.00, but when such threshold has been so met, the Purchaser shall be entitled to the entirety of its claim(s), including the first $5,000.00.

                  11. TERMINATION.

                  11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Companies and the Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof; and the Purchaser and the Acquisition Subsidiary agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                  11.2. TERMINATION. This Agreement may be terminated prior to Closing by:

                  (a) the mutual written consent of the Shareholders and the Purchaser;

                  (b) the Purchaser if a material default shall be made by any Company or any Shareholder in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by any Company or any Shareholder of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by any Company or any Shareholder at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                  (c) the Shareholders if a material default shall be made by the Purchaser or the Acquisition Subsidiary in the observance or in the due and timely performance by the Purchaser or the Acquisition Subsidiary of any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser or the Acquisition Subsidiary of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser and the Acquisition Subsidiary at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Shareholders in writing; or

                  (d) either the Shareholders or the Purchaser, if the Closing has not occurred by March 31, 1996.

                  11.3. LIABILITY UPON TERMINATION. If this Agreement is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other parties hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  12. POST-CLOSING COVENANTS.

                  12.1. POST-CLOSING TAX MATTERS. The Shareholders shall be fully responsible for all taxes of each Company accrued through the Closing and for completing, filing and handling all tax returns and reports in respect in of all periods through Closing, including responding to any inquiries, examinations or audits regarding such taxes, returns and reports. In particular, the Purchaser will arrange through its outside accounting firm for the preparation of short-period federal income tax return for each Company's current year through the Closing Date (after which time the Surviving Corporation will be included as part of the consolidated group of which the Purchaser is the parent corporation), based upon information furnished by the Shareholders (and for which the Shareholders shall be solely responsible), and the Shareholders shall pay or reimburse the Purchaser for all federal income taxes in respect thereof and the reasonable cost of tax preparation by such outside accounting firm.

                  12.2. RESTRICTIVE COVENANTS OF THE SHAREHOLDERS.

                  (a) NON-COMPETITION. If the Closing occurs, then for a period commencing on the Closing Date and ending ten (10) years thereafter, no Shareholder shall directly or indirectly:

                           (i) engage, as principal, agent, trustee or through
                  the agency of any corporation, partnership, association or agent or agency, anywhere within a fifty (50) mile radius of any Home or either Cemetery (the "Territory"), in the funeral, mortuary, crematory, cemetery, monument, or any related line of business (collectively, the "Business");

                           (ii)own or hold any beneficial interest in one
                  percent (1%) or more of the voting securities in any corporation, partnership or other business entity which conducts its operations, in whole or in part, in the Business within the Territory;

                           (iii) become an employee of or consultant to, or
                  otherwise serve in any similar capacity with, any corporation, partnership or other business entity that conducts its business, in whole or in part, in the Business within the Territory; or

                           (iv) cause or induce any present or future employee
                  of the Purchaser or any of its affiliates within the Territory to leave the employ of the Purchaser or any such affiliate to accept employment with such Shareholder or with any person, firm, association or corporation with which such Shareholder may be or become affiliated, if such employment is within the Business.

                  Without limiting the generality of the foregoing, a Shareholder shall be deemed directly or indirectly engaged in the Business if he or she acts as a funeral director at any funeral establishment within the Territory, if a Shareholder engages in the sale or marketing of preneed funeral contracts for services to be performed within the Territory, or if a Shareholder promotes or finances any family member or affiliate to operate a Business or engage in any of the foregoing activities within the Territory.

                           (b) REFORMATION. The above covenants shall not be
                  held invalid or unenforceable because of the scope of the territory or actions subject thereto or restricted thereby, or the period of time within which such covenants are operative; but any judgment of a court of competent jurisdiction may define the maximum territory and actions subject to and restricted thereby and the period of time during which such covenants are enforceable.

                           (c) REMEDIES. Each Shareholder agrees that any remedy
                  at law for any actual or threatened breach of any of the foregoing covenants would be inadequate and that the Purchaser shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered into by a court of competent jurisdiction in addition to any damages that the Purchaser may be legally entitled to recover together with reasonable expenses of litigation, including attorneys' fees incurred in connection therewith, as may be approved by such court.

                           (d) REPRESENTATIONS. Each Shareholder represents and
                  warrants to and agrees with the Purchaser that (i) such Shareholder understands that the foregoing restrictions are being made incident to and as a condition of the Merger, and that such covenants are necessary in order to protect the business and goodwill being acquired thereby, (ii) such covenants are not oppressive to any Shareholder in any respect, and (iii) the consideration for such restrictions is included in the Merger Consideration, which consideration each Shareholder acknowledges is fair and adequate for the giving of the covenants herein and for which such Shareholder acknowledges a direct and valuable benefit.

                           (e) MERGER CONSIDERATION ALLOCATION. The parties
                  agree to allocate $50,000 of the Merger Consideration to the foregoing covenants for federal income tax purposes, pursuant to Section 1060(a) of the Code. Such allocation is not intended to be a measure of the amount or range of damages which the Purchaser may suffer or recover as a result of any breach of the foregoing covenants, and the Shareholders acknowledge that in case of any such breach, the Purchaser shall be entitled to seek in excess of such amount as it may otherwise be able to demonstrate itself justly entitled to.

                  12.3. BOARD POSITION. At such time as the Purchaser becomes a "reporting company" within the meaning of the Securities Exchange Act of 1934, as amended, and has a class of its equity securities traded on a national securities exchange or over-the-counter and reported on NASDAQ, then the Purchaser shall use its commercially reasonable efforts to cause Robert to be elected to the Purchaser's Board of Directors, subject to further action of the Purchaser's shareholders and applicable legal requirements and restrictions.

                  12.4. PROFIT SHARING PLAN. As described on Schedule 3.21, MFHI has maintained the Merchant Funeral Home, Inc. Profit Sharing Plan (the "Profit Sharing Plan") for the benefit of its employees. The Shareholders, following the Closing, shall take all necessary steps to terminate the Profit Sharing Plan under ERISA and the Code. The Shareholders, jointly and severally, shall be responsible for and shall indemnify the Purchaser and the Surviving Corporation for, (i) all legal, actuarial, trustee and other filing fees, costs and expenses and administrative costs in connection with the termination of the Profit Sharing Plan and the distribution of its assets to plan beneficiaries, (ii) any liability or other amounts owed to Profit Sharing Plan beneficiaries in excess of the assets in the Profit Sharing Plan available therefor, and (iii) all fines, penalties and other assessments of the Internal Revenue Service of the Pension Benefit Guaranty Corporation for any failure of the Pension Plan to have fully complied (and after the Closing Date to continue to comply) with all applicable laws, rules and regulations.

                  12.5. CDMGI/LCMPI PRENEED ACCOUNTS. The Purchaser acknowledges that no funds have been set aside, deposited or held in trust with respect to the cemetery preneed accounts of (i) the Coeur d'Alene Cemetery that were entered into prior to December 31, 1985 and (ii) the Lewis Clark Cemetery that were entered into on or before December 31, 1985. Obligations of the Companies under such preneed accounts of the Coeur dAlene Cemetery in an amount (calculated as hereinafter specified) not to exceed $100,000, and under preneed accounts of Lewis Clark Cemetery in an amount which, as of the Closing Date, is determined in accordance with the Purchaser's generally recognized industry accounting practices, to represent an aggregate liability of no more than $500,000, shall not constitute "Unassumed Liabilities" under section 5.5 but rather shall remain liabilities of the Surviving Corporation. The foregoing shall not apply to, and the Shareholders shall indemnify the Purchaser and the Surviving Corporation in respect of, unfunded preneed liabilities of Coeur d'Alene Cemetery which is determined above, exceeds $100,000 and of Lewis Clark Cemetery which, as determined above, exceeds $500,000, provided that the Purchaser asserts any claim under this section 12.5 on or before the second anniversary of the Closing Date.

                  12.6 LLC'S ACQUISITION OF SERIES D SHARES. Pursuant to the Plan of Merger, LLC will be acquiring Series D Shares as calculated thereunder. The terms applicable to the Series D Shares provide, among other things, for certain restrictions on transferability thereof, including a right of first refusal. The Larrabees agree not to sell or otherwise dispose of their interests in LLC (while it holds Series D Shares) in such a way that the ultimate beneficial owner would not be a permitted holder as if the Series D Shares by were transferred directly to each person. A transfer of Series D Shares by LLC to the Larrabees shall be specifically permitted.

                  13. MISCELLANEOUS.

                  13.1. EXPENSES. Regardless of whether the Closing occurs, the parties shall pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. If the transactions contemplated by this Agreement and the Exhibits hereto are consummated, no Company shall have no obligation for, nor shall any Company be charged with, any such expenses of the Shareholders. All finder's or similar fees and expenses of Thomas, Pierce & Company shall be borne exclusively by the Shareholders. All sales, transfer, stamp or other similar taxes, if any, which may be assessed or charged in connection with the transactions hereunder shall be borne by the Shareholders.

                  13.2. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or three business days following the date, mailed, first class, registered or certified mail, postage prepaid, as follows:

                  (i) if to any Company or any Shareholder, to:

                                    Mr. Robert D. Larrabee
                                    1000 7th Street
                                    Clarkston, Washington  99403

                                    with a copy to:

                                    Mr. Jack Curtin
                                    P.O. Box 677
                                    Lewiston, Idaho  83501

                  (ii)if to the Purchaser or the Acquisition Subsidiary, to:

                                    Carriage Funeral Services, Inc.
                                    1300 Post Oak Boulevard, Suite 1500
                                    Houston, Texas  77056
                                    Attention:  Mr. Melvin C. Payne

                                    with a copy to:

                                    Snell & Smith, A Professional Corporation
                                    1000 Louisiana
                                    Suite 3650
                                    Houston, Texas 77002
                                    Attention: Mr. W. Christopher Schaeper

or to such other address as shall be given in writing by any party to the other parties hereto.

                  13.3. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, however, that following the Closing the Purchaser or the Surviving Corporation may assign its rights hereunder without the consent of the Shareholders to a successor-in-interest to the Purchaser or the Surviving Corporation, as the case may be (whether by merger, sale of assets or otherwise).

                  13.4. SUCCESSORS BOUND. Subject to the provisions of Section 13.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  13.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  13.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties hereto.

                  13.7. ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates and other documents referred to herein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent dated January 31, 1996).

                  13.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Idaho.

                  13.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                 THE PURCHASER:

                                 CARRIAGE FUNERAL SERVICES, INC.


                                 By: MARK W. DUFFEY
                                     MARK W. DUFFEY,
                                     Executive Vice President


                                 THE ACQUISITION SUBSIDIARY:

                                 CARRIAGE FUNERAL SERVICES
                                 OF IDAHO, INC.


                                 By: MARK W. DUFFEY
                                     MARK W. DUFFEY,
                                     Executive Vice President


                                 THE COMPANIES:

                                 MERCHANT FUNERAL HOME, INC.


                                  By: ROBERT D. LARRABEE
                                      ROBERT D. LARRABEE, President


                                  COEUR D'ALENE, MEMORIAL GARDENS, INC.


                                  By:     ROBERT D. LARRABEE
                                          ROBERT D. LARRABEE, President

                                   (Signatures Continued on Next Page)

                                  LEWIS CLARK MEMORIAL PARK, INC.



                                  By:ROBERT D. LARRABEE
                                     ROBERT D. LARRABEE, President



                                  THE SHAREHOLDERS:



                                  ROBERT D. LARRABEE
                                  ROBERT D. LARRABEE



                                  I. RENEE LARRABEE
                                  I. RENEE LARRABEE


                                  LARRABEE LAND COMPANY, INC.


                                  By: ROBERT D. LARRABEE
                                      ROBERT D. LARRABEE, President